UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Murano Global Investments PLC
(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Berkeley Square, London W1J 6HN
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-273849

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.
Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value per share (the “Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Warrants”) of Murano Global Investments PLC a company incorporated under the laws of the Bailiwick of Jersey (with registered number 149873) (the “Company”). The description of the Ordinary Shares and the Warrants set forth under the heading “Description of PubCo’s Securities” in the final prospectus and definitive proxy statement, dated February 23, 2024, filed with the Securities and Exchange Commission on February 23, 2024 (the “Prospectus”), and in the Prospectus Supplement No. 1 to the Prospectus, filed with the Securities and Exchange Commission on March 20, 2024, and forming a part of the Company’s registration statement on Form F-4 (File No. 333-273849) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any other form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.
Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:
March 20, 2024

Murano Global Investments PLC
By:	/s/ David Galan
Name: David Galan
Title: Chief Finance Officer